Exhibit 10.1

Amendment No. 8 to

Sales Representative Agreement

This Amendment No. 8 to Sales Representative Agreement (“Amendment”) is entered into by and between Ambarella International LP, an Ontario, Canada limited partnership having a place of business at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“COMPANY”), and WT Microelectronics Co., Ltd., with a place of business at 14F, No. 738, Chung Cheng Road, Chung Ho City, Taipei Hsien, Taiwan, R.O.C. (“Representative”).

WHEREAS, Ambarella, Inc. (an affiliate of Ambarella International LP) and Representative entered into a Sales Representative Agreement, effective January 31, 2011, as amended by Amendment No. 1 to Sales Representative Agreement, effective February 1, 2012, Amendment No. 2 to Sales Representative Agreement, effective October 1, 2012, Amendment No. 3 to Sales Representative Agreement, effective February 1, 2013, Amendment to Extend Term of Sales Representative Agreement, effective August 1, 2015, Amendment to Sales Representative Agreement, effective June 1, 2019, Amendment No. 6 to Sales Representative Agreement, effective May 1, 2021, and Amendment No. 7 to Sales Representative Agreement, effective March 6, 2023 (collectively, the “Agreement”), and

WHEREAS, Ambarella, Inc. assigned the Agreement to Ambarella International LP, effective December 7, 2020, and the parties now wish to amend the Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

1.
Unless otherwise defined herein, all capitalized terms set forth herein shall have the same meanings attributed to such terms in the Agreement.
2.
This Amendment shall become effective on February 1, 2026 (“Amendment Effective Date”) and expire or terminate upon the expiration or termination of the Agreement. The provisions of this Amendment shall survive expiration or termination to the extent set forth in the Agreement.
3.
Extension of Term. With effect from February 1, 2026, and subject to the provisions of Section 14 of the Agreement, the term of the Agreement shall be extended to and including January 31, 2029 (the “Term”). If the parties continue to perform under the Agreement after the expiration of the foregoing Term, the Agreement will then automatically renew for successive fixed terms of twelve (12) months each unless terminated by written notice at least sixty (60) days prior to each consecutive anniversary date hereof.
4.
Except as otherwise provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. To the extent this Amendment conflicts with the Agreement, the terms and conditions of this Amendment shall control.

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Exhibit 10.1

In Witness Whereof, the parties have caused their duly authorized representatives to execute this Amendment No. 8 to Sales Representative Agreement as of the Amendment Effective Date.

Ambarella International LP (represented by Ambarella, Inc., acting in its capacity as General Partner of Ambarella International LP)	WT Microelectronics Co., Ltd.
By: /s/ Yun-Lung Chen	By: /s/ Eric Cheng ________
Name: Yun-Lung Chen	Name: Eric Cheng
Title: VP	Title: Chairman and CEO
Date: 2/2/2026____	Date: 2/2/2026____

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